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                                                                    Exhibit 12.1
                              SUNTRUST BANKS, INC.
                       Ratio of Earnings to Fixed Charges
                                 (In thousands)

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

                                       Six Months Ended
                                           June 30                                  Year Ended December 31
                                     ----------------------  ----------------------------------------------------------------------
                                        2004        2003         2003       2002        2001        2000       1999         1998
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------


INCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes and
    extraordinary gain ............. $1,025,492  $  947,012  $1,909,138  $1,823,324  $2,029,440  $1,919,556  $1,695,657  $1,498,306
  Fixed charges ....................    658,977     790,982   1,490,092   1,932,209   3,065,973   3,775,173   2,852,180   2,784,251
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Total .......................... $1,684,469  $1,737,994  $3,399,230  $3,755,533  $5,095,413  $5,694,729  $4,547,837  $4,282,557
                                     ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========


Fixed charges:
  Interest on deposits ............. $  318,064  $  431,169  $  771,631  $1,117,296  $1,812,385  $2,452,919  $1,626,132  $1,644,229
  Interest on funds purchased and
    securities sold under
    agreements to repurchase .......     39,725      62,298     106,174     140,463     412,218     651,235     749,561     634,086
  Interest on other short-term
    borrowings .....................     14,625       3,876      33,511      14,062      63,359      97,903      79,521     127,800
  Interest on long-term debt .......    265,447     272,835     537,223     619,667     739,012     534,924     359,538     340,664
  Portion of rents representative
    of the interest factor
    (1/3) of rental expense ........     21,116      20,804      41,553      40,721      38,999      38,192      37,428      37,472
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

      Total ........................ $  658,977  $  790,982  $1,490,092  $1,932,209  $3,065,973  $3,775,173  $2,852,180  $2,784,251
                                     ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========
Earnings to fixed charges ..........       2.56x       2.20x       2.28x       1.94x       1.66x       1.51x       1.59x       1.54x

EXCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes and
    extraordinary gain ............. $1,025,492  $  947,012  $1,909,138  $1,823,324  $2,029,440  $1,919,556  $1,695,657  $1,498,306
  Fixed charges ....................    340,913     359,813     718,461     814,913   1,253,588   1,322,254   1,226,048   1,140,022
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
    Total .......................... $1,366,405  $1,306,825  $2,627,599  $2,638,237  $3,283,028  $3,241,810  $2,921,705  $2,638,328
                                     ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========

Fixed charges:
  Interest on funds purchased and
    securities sold under
    agreements to repurchase ....... $   39,725  $   62,298  $  106,174  $  140,463  $  412,218  $  651,235  $  749,561  $  634,086
  Interest on other short-term
    borrowings .....................     14,625       3,876      33,511      14,062      63,359      97,903      79,521     127,800
  Interest on long-term debt .......    265,447     272,835     537,223     619,667     739,012     534,924     359,538     340,664
  Portion of rents representative
    of the interest factor
    (1/3) of rental expense ........     21,116      20,804      41,553      40,721      38,999      38,192      37,428      37,472
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
      Total ........................ $  340,913  $  359,813  $  718,461  $  814,913  $1,253,588  $1,322,254  $1,226,048  $1,140,022
                                     ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========

Earnings to fixed charges ..........       4.01x       3.63x       3.66x       3.24x       2.62x       2.45x       2.38x       2.31x

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